Exhibit 99.1

WageWorks Announces Investor Conference Call to

Review Financial Results and Outlook

SAN MATEO, Calif., March 14, 2019 — WageWorks, Inc. (NYSE: WAGE), a leader in administering Consumer-Directed Benefits, announced today that it will be hosting an investor call to discuss the company’s recent financial results and outlook on Monday, March 18, 2019 at 2 p.m. PST (5 p.m. EST).

The company expects to file with the U.S. Securities and Exchange Commission (SEC) a majority of its delayed quarterly and annual reports before Tuesday evening, March 19, 2019. As a result, the company expects that its common stock will continue to be listed for trading on the New York Stock Exchange (NYSE). The Company’s Annual Report on Form 10-K for its 2018 fiscal year, however, will not be filed until a later date.

Conference Call Details

The company has scheduled a conference call for Monday, March 18, 2019 at 2 p.m. PST (5 p.m. EST). The dial-in number for individuals wishing to participate is (844) 778-4142 (Domestic Toll-Free) or (661) 378-9625 (International), and the conference ID is 6278496. A telephonic replay of this conference call will be available via WageWorks’ website for five calendar days. For individuals wishing to listen to the replay, the dial-in number is (855) 859-2056 and the conference ID is 6278496. Interested parties can access the event live and view the accompanying slide presentation through the “Investor Relations” section of WageWorks’ website at http://wageworks.com.

Forward-Looking Statements

This press release and certain matters to be discussed on the conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that include the words “anticipates,” “expects,” “believes,” “intends,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to the risk that the Company may be delisted from the NYSE. For a discussion of this and other related risks, please refer to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K filed with the SEC and similar disclosures in subsequent periodic and current reports filed with the SEC. Readers of this press release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this press release.

About WageWorks

WageWorks, Inc. (NYSE: WAGE) is a leader in administering Consumer-Directed Benefits (CDBs). WageWorks is solely dedicated to administering CDBs, including pre-tax spending accounts, such as Health Savings Accounts (HSAs), health and dependent care Flexible Spending Accounts (FSAs), Health Reimbursement Arrangements (HRAs), as well as Commuter Benefit Services, including transit and parking programs, wellness programs, COBRA, and other employee benefits. WageWorks is headquartered in San Mateo, California, with offices in major locations throughout the United States. For more information, visit www.wageworks.com.

Media Contact:

Elizabeth Anderson

WageWorks, Inc.

972.984.0800

Elizabeth.Anderson@wageworks.com

Investor Contact:

Michael Smiley

650.577.5303

Michael.Smiley@wageworks.com